As filed with the Securities and Exchange Commission on April 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERPACE DIAGNOSTICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2919486 (I.R.S. Employer Identification No.)

Morris Corporate Center 1, Building C 300 Interpace Parkway, Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

AMENDED AND RESTATED 2004 STOCK AWARD AND INCENTIVE PLAN
(Full title of the plan)

Jack E. Stover

President and Chief Executive Officer

Interpace Diagnostics Group, Inc.

Morris Corporate Center 1, Building C

300 Interpace Parkway, Parsippany, NJ 07054
(Name and address of agent for service)

(855) 776-6419

(Telephone number, including area code, of agent for service)

with a copy to:

Merrill M. Kraines, Esq.

Pepper Hamilton LLP

The New York Times Building

620 Eighth Avenue, 37th Floor

New York, NY 10018

Tel: (212) 808-2711

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	3,700,000 shares	$0.91	$3,367,000	$419.19

(1)	Represents shares of common stock, $0.01 par value per share, of the Registrant (the “ Common Stock”) that were added to the shares authorized for issuance under the Amended and Restated 2004 Stock Award and Incentive Plan (the “Plan”), pursuant to the approval of such increase by the Registrant’s stockholders at the annual meeting on September 14, 2017. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
(2)	This estimate is made solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the common stock on The Nasdaq Capital Market on April 25, 2018.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 3,700,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of Interpace Diagnostics Group, Inc. (the “Registrant”) which are authorized for issuance under the Plan pursuant to the approval of such increase by the Registrant’s stockholders at the annual meeting on September 14, 2017 and for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously filed Registration Statements on Form S-8 (File Nos. 333-61231, 333-60512, 333-123312, 333-61231, 333-60512, 333-177969, 333-201070 and 333-214260) with the Securities and Exchange Commission (the “Commission”) to register 2,450,000 shares of Common Stock that were authorized for issuance under the Plan.

Upon the effectiveness of this Registration Statement, an aggregate of 6,150,000 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-61231, 333-60512, 333-123312, 333-61231, 333-60512, 333-177969, 333-201070 and 333-214260) filed with the Commission on August 12, 1998, May 9, 2001, March 14, 2005, April 11, 2005, November 14, 2011, December 18, 2014 and October 26, 2016 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 23, 2018;

(b)	The Registrant’s Current Report on Forms 8-K, as applicable (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on March 13, 2018; and

(c)	The description of the Registrant’s common stock contained in the Registrant’s Form 8-A filed with the SEC on May 13, 1998 (Registration No. 000-24249) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated 2004 Stock Award and Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement (File No. 000-24249), filed on August 14, 2017).
5.1	Opinion of Pepper Hamilton LLP (filed herewith).
23.1	Consent of BDO USA, LLP (filed herewith).
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Parsippany, State of New Jersey, on April 30, 2018.

INTERPACE DIAGNOSTICS GROUP, INC.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Jack E. Stover, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jack E. Stover	President, Chief Executive Officer and Director	April 30, 2018
Jack E. Stover	(Principal Executive Officer)

/s/ James Early	Chief Financial Officer	April 30, 2018
James Early	(Principal Financial Officer)

/s/ Thomas Freeburg	Chief Accounting Officer	April 30, 2018
Thomas Freeburg	(Principal Accounting Officer)

/s/ Stephen J. Sullivan	Chairman of the Board of Directors	April 30, 2018
Stephen J. Sullivan

/s/ Joseph Keegan	Director	April 30, 2018
Joseph Keegan

/s/ Felice Schnoll-Sussman	Director	April 30, 2018
Felice Schnoll-Sussman

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated 2004 Stock Award and Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement (File No. 000-24249), filed on August 14, 2017).
5.1	Opinion of Pepper Hamilton LLP (filed herewith).
23.1	Consent of BDO USA, LLP (filed herewith).
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).